                                                                    EXHIBIT 10.2

                                   $7,850,000

                               FINANCING AGREEMENT

                            Dated as of April 1, 2005

                                      Among

                                 ENHERENT CORP.,
                    and its Subsidiaries listed as borrowers
                          on the signature pages hereto

                                  as Borrowers

                                       and

                               ABLECO FINANCE LLC

                             as Lender and as Agent

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                                                      Page
ARTICLE I DEFINITIONS; CERTAIN TERMS.............................................................................       4
     Section 1.01     Definitions................................................................................       4
     Section 1.02     Terms Generally............................................................................      24
     Section 1.03     Accounting and Other Terms.................................................................      24
     Section 1.04     Time References............................................................................      24

ARTICLE II THE LOANS.............................................................................................      24
     Section 2.01     Commitments................................................................................      24
     Section 2.02     Making the Loans...........................................................................      25
     Section 2.03     Repayment of Loans; Evidence of Debt.......................................................      25
     Section 2.04     Interest...................................................................................      26
     Section 2.05     Reduction of Revolving Credit Commitment; Prepayment of Loans..............................      27
     Section 2.06     Loan Servicing Fee.........................................................................      29
     Section 2.07     Securitization.............................................................................      29
     Section 2.08     Taxes......................................................................................      30

ARTICLE III PAYMENTS AND OTHER COMPENSATION......................................................................      32
     Section 3.01     Payments; Computations and Statements......................................................      32

ARTICLE IV CONDITIONS TO LOANS...................................................................................      33
     Section 4.01     Conditions Precedent to Effectiveness......................................................      33
     Section 4.02     Conditions Precedent to Subsequent Loans...................................................      36

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................      37
     Section 5.01     Representations and Warranties.............................................................      37

ARTICLE VI COVENANTS OF THE BORROWER.............................................................................      45
     Section 6.01     Affirmative Covenants......................................................................      45
     Section 6.02     Negative Covenants.........................................................................      54
     Section 6.03     Financial Covenants........................................................................      61

ARTICLE VII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL........................      61
     Section 7.01     Collection of Accounts Receivable; Management of Collateral................................      61
     Section 7.02     Accounts Receivable Documentation..........................................................      63
     Section 7.03     Status of Accounts Receivable and Other Collateral.........................................      63
     Section 7.04     Collateral Custodian.......................................................................      64

ARTICLE VIII EVENTS OF DEFAULT...................................................................................      64
     Section 8.01     Events of Default..........................................................................      64

ARTICLE IX [RESERVED]............................................................................................      67

ARTICLE X MISCELLANEOUS..........................................................................................      67
     Section 10.01    Notices, Etc...............................................................................      67
     Section 10.02    Amendments, Etc............................................................................      69
     Section 10.03    No Waiver; Remedies, Etc...................................................................      69
     Section 10.04    Expenses; Taxes; Attorneys' Fees...........................................................      69
     Section 10.05    Right of Set-off...........................................................................      70
     Section 10.06    Severability...............................................................................      70
     Section 10.07    Assignments and Participations.............................................................      70
     Section 10.08    Counterparts...............................................................................      73
     Section 10.09    GOVERNING LAW..............................................................................      73
     Section 10.10    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE......................................      73
     Section 10.11    WAIVER OF JURY TRIAL, ETC..................................................................      74
     Section 10.12    Consent by the Lender......................................................................      74
     Section 10.13    No Party Deemed Drafter....................................................................      74
     Section 10.14    Reinstatement; Certain Payments............................................................      74
     Section 10.15    Indemnification............................................................................      75
     Section 10.16    Records....................................................................................      75
     Section 10.17    Binding Effect.............................................................................      76
     Section 10.18    Confidentiality............................................................................      76
     Section 10.19    Joint and Several..........................................................................      76
     Section 10.20    The Administrative Borrower as Agent for Borrowers.........................................      76
     Section 10.21    No Novation................................................................................      77

Schedule A            Account Debtors
Schedule 1.01(A)      Inventory Locations
Schedule 5.01(f)      Subsidiaries
Schedule 5.01(g)      Litigation/Commercial Tort Claims
Schedule 5.01(j)      ERISA
Schedule 5.01(p)      Real Property - Owned and Leased
Schedule 5.01(s)      Operating Leases
Schedule 5.01(t)      Environmental Matters
Schedule 5.01(u)      Insurance
Schedule 5.01(x)      Bank Accounts
Schedule 5.01(y)      Intellectual Property
Schedule 5.01(z)      Material Contracts
Schedule 5.01(ff)     Inventory Locations
Schedule 6.01(l)      Collateral Locations
Schedule 6.02(a)      Existing Liens
Schedule 6.02(b)      Existing Indebtedness (Including Existing Guarantees)
Schedule 6.02(e)      Existing Investments
Schedule 6.02(h)(C)   Management Agreements, Etc.
Schedule 6.02(j)      Transactions with Affiliates
Schedule 6.02(k)(B)   Permitted Restricted Agreements
Exhibit A             Form of Security Agreement

Exhibit B             Form of Pledge and Security Agreement
Exhibit C             Form of Notice of Borrowing
Exhibit D             Form of Opinion of Counsel
Exhibit E             Form of Borrowing Base Certificate
Exhibit F             Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                               FINANCING AGREEMENT

            Amended and Restated Financing Agreement, dated as of April 1, 2005 by and among ENHERENT CORP., a Delaware corporation ("enherent" or the "Parent"), and each Subsidiary of Parent listed as a borrower on the signature pages hereto (together with the Parent, each, a "Borrower" and collectively, the "Borrowers"), and ABLECO FINANCE LLC, a Delaware limited liability company ("Ableco") as lender and as agent (in such capacity, the "Agent") for itself and each Person that purchases any portion of Ableco's rights and obligations under this Agreement pursuant to Sections 2.07 and 10.07 (collectively with Ableco, the "Lender").

                                    RECITALS

            Dynax Solutions, Inc. (formerly known as Dynax Acquisition Corp.), a Delaware corporation ("Dynax"), and various of its subsidiaries (collectively, the "Original Borrowers") were extended credit by the Lender consisting of (a) a term loan in the original principal amount of $350,000, (b) a special loan in the original principal amount of $1,700,000 and (c) a revolving credit facility in an aggregate principal amount not to exceed $4,000,000 at any time outstanding pursuant to the Financing Agreement dated as of March 24, 1999, as amended, modified and supplemented prior to the date hereof (the "Original Financing Agreement").

            Concurrently with the execution of this Agreement, Dynax and the Parent shall merge, the Parent shall emerge as the surviving corporation and, as a result of such merger, the Parent shall assume all of Dynax's rights and obligations under the Original Financing Agreement and all other related loan documents.

            The Borrowers have asked the Lender to continue extending credit to the Borrowers consisting of (x) a term loan A the outstanding principal amount of which is approximately $150,000 on the date hereof, (y) a term loan B the outstanding principal amount of which is $1,700,000 on the date hereof and (z) a revolving credit facility in an aggregate principal amount not to exceed $6,000,000 at any time outstanding. The proceeds of the term loans and the loans made under the revolving credit facility shall be used to (i) restate the loans under the Original Financing Agreement outstanding on the date hereof, (ii) pay certain costs and expenses relating to the transactions contemplated hereby and
(iii) fund the Borrowers' ongoing working capital requirements. The Lender is willing to continue extending such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

            In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

            Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

            "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

            "Account Receivable" means any and all rights of the Borrowers to payment for goods sold and services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, whether or not billed and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto, but excluding all rights of any Borrower to payment relating to the sale of IBM Equipment.

            "Acquisition" means the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

            "Action" has the meaning specified therefor in Section 10.12.

            "Administrative Borrower" has the meaning specified therefor in
Section 10.20.

            "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Lender be considered an "Affiliate" of any Loan Party.

            "Agent" has the meaning specified therefor in the preamble hereto.

            "Agent Account" means an account at a bank designated by the Agent from time to time as the account into which the Borrowers shall make all payments to the Agent and the Lender under this Agreement and the other Loan Documents.

            "Agent's Office" means the Agent's office located at 299 Park Avenue, 23rd Floor, New York, New York 10171 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower.

            "Agreement" means this Amended and Restated Financing Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, modified, supplemented or restated from time to time.

            "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 10.07 hereof and substantially in the form of Exhibit F hereto or such other form acceptable to the Agent.

            "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

            "Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

            "Borrower" has the meaning specified therefor in the preamble hereto.

            "Borrowing Base" means, at any time, (a) the sum of (i) 85% of the Net Amount of Eligible Accounts Receivable at such time, plus (ii) 80% of the Net Amount of Unbilled Accounts Receivable at such time less, with respect to each Account Debtor, the aggregate amount of accounts payable by the Borrowers to such Account Debtor at such date, less (b) the FCR Reserve and any other reserves reasonably established by the Agent from time to time.

            "Borrowing Base Certificate" means a certificate signed by an executive officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(vi), substantially in the form of Exhibit E.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

            "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

            "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

            "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

            "Change of Control" means each occurrence of any of the following:

            (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of 50% or more of the aggregate outstanding voting power of the Capital Stock of the Parent;

            (b) during any period of twelve consecutive months, a majority of the Board of Directors of the Parent ceases to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, or
(ii) any new directors whose nomination and election to such Board of Directors was approved by a vote of at least a majority of the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election and nomination for election was so previously approved);

            (c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens);

            (d) except as permitted under Section 6.02(c)(i), (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of 50% or more of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

            (e) Pamela Fredette shall cease to be involved in the day to day operations and management of the business of the Parent, and a successor reasonably acceptable to the Agent and the Lenders is not appointed on terms reasonably acceptable to the Agent and the Lenders within 45 days of such cessation of involvement.

            "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

            "Commitment" means the Revolving Credit Commitment.

            "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense (including amortization of intangible assets and financing costs) net of negative goodwill amortization from acquisitions, (E) (i) extraordinary or unusual losses and other losses from sales of assets other than Inventory sold in the ordinary course of business less (ii) extraordinary or unusual gains and other gains from sales of assets other than Inventory sold in the ordinary course of business and (F) with respect to the Parent only, the Expense Addbacks. In determining Consolidated EBITDA for any period, pro forma effect will be given to the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by such Person since the first day of such period, as if such acquisition or disposition occurred at the beginning of such period.

            "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination thereof (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations,
(d) interest income, (e) the cumulative effect of any non-cash changes in GAAP, and (f) the amortization of deferred financing costs.

            "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less
(i) the gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

            "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such

Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "Disposition" means any transaction, or series of related transactions, pursuant to which the Parent or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms or sales or other dispositions of Permitted Investments.

            "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary organized under the law of a state of the United States.

            "Dynax" has the meaning specified therefor in the recitals hereto.

            "Dynax Seller Notes" means (i) the Secured Subordinate Promissory Note made by Dynax in favor of Mary Beth Walsh and Keith Eisenstark dated March 24, 1999 in the original principal amount of $500,000 with an outstanding principal balance on December 31, 2004 of $111,616; (ii) the Subordinated Promissory Note made by Dynax and DSI Acquisition Corp. in favor of Software Automation, Inc. dated August 16, 1999 in the original principal amount of $200,000 with an outstanding principal balance on December 31, 2004 of $147,707; and (iii) the Subordinated Promissory Note made by Dynax and DSI Acquisition Corp. in favor of Software Automation, Inc. dated August 16, 1999 in the original principal amount of $1,250,000 with an outstanding principal balance on December 31, 2004 of $197,500.

            "Effective Date" means the date, on or before April 1, 2005, on which all of the conditions precedent set forth in Article IV are satisfied or waived.

            "EFG Note" means that certain subordinated secured promissory note made by Parent in favor of EFG Eurofinancial Investment Company dated April 1, 2005 in the original principal amount of $187,500.with an outstanding principal balance of $187,500 on the date hereof.

            "Eligible Accounts Receivable" means the Accounts Receivable that are, and at all times continue to be, acceptable to the Agent in the exercise of its reasonable business judgment. In general, an Account Receivable may, in the sole and absolute discretion of the Agent, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed;
(ii) with respect to such Account Receivable, no return, rejection, repossession or dispute has occurred, the Account Debtor has not asserted any setoff, defense or counterclaim, and there has not occurred any extension of the time for payment without the consent of the Agent, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account Receivable is lawfully owned by a Borrower free and clear of any Lien other than in favor of the Agent and otherwise continues to be in full conformity with all representations and warranties made by such Borrower to the Agent with respect thereto in the Loan Documents; (iv) such Account Receivable is unconditionally payable in Dollars within 90 days or, with respect to each Account Debtor listed on Schedule A hereto or any other Account Debtor approved in writing by the Agent, 120 days, from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; (v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account Receivable; (vi) such Account Receivable is not due from an Affiliate of any Borrower; (vii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Agent); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in the continental United States, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Agent; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of a Borrower, unless such Account Debtor has executed a no-offset letter satisfactory to the Agent; (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date or 90 days or, with respect to each Account Debtor listed on Schedule A hereto or any other Account Debtor approved in writing by the Agent, 120 days, past the invoice date; (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, is not an employee of a Borrower or any of its Affiliates and has not died or been declared incompetent; and (xii) the Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Agent believes, in its discretion, that the prospect of collection of such Account Receivable is not impaired for any reason.

            "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Borrower or any of its ERISA Affiliates.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Parent or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

            "Environmental Indemnity Agreement" means an Environmental Indemnity Agreement, in form and substance satisfactory to the Lender made by the Parent and/or one of its Subsidiaries in favor of the Lender, as amended, supplemented or otherwise modified from time to time.

            "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

            "Event of Default" means any of the events set forth in Section
8.01.

            "Excess Availability" means, at any time as determined by the Agent, the amount equal to the sum of (a) the amount of the Revolving Loans available to the Borrowers, subject to the Borrowing Base, plus (b) the aggregate amount of the Borrowers' unrestricted Cash and Cash Equivalents.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Subsidiaries" means each Subsidiary listed on Schedule 5.01(f) on the Effective Date.

            "Expense Addbacks" means for the fiscal quarter ending June 30, 2005 only, an amount equal to the sum of (A) $400,000 of severance expenses, (B) $70,000 of "stay bonus" expenses related to stay-bonuses granted to employees of enherent, (C) $180,000 of third-party professional fees and expenses related to consolidation and relocation of operations and (D) $50,000 of third-party professional fees and expenses with respect to the Borrowers' Sarbanes Oxley obligations.

            "FCR Reserve" means an amount equal to $300,000 which FCR Reserve shall terminate at such time as the Fixed Charge Coverage Ratio shall not be less than 1:0 to 1:0 for two consecutive fiscal quarters.

            "Final Maturity Date" means April 1, 2010, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

            "Financial Statements" means (i) the audited consolidated balance sheet of enherent and its Subsidiaries for the Fiscal Year ended December 31, 2004 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Dynax and its Subsidiaries for the Fiscal Year ended December 31, 2004 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended.

            "Fiscal Year" means the fiscal year of enherent and its Subsidiaries ending on December 31 of each year and the fiscal year of Dynax and its Subsidiaries ending on December 31 of 2004, as applicable.

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of
(i) Consolidated EBITDA of the Parent and its Subsidiaries for such period, to
(ii) the sum of (A) all principal of Indebtedness of the Parent and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of the Revolving Loans unless such prepayments are accompanied by a reduction of the Revolving Credit Commitment), plus (B) Consolidated Net Interest Expense of the Parent and its Subsidiaries for such period, plus (C) income taxes paid or payable by the Parent and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by the Parent or its Subsidiaries (other than dividends or distributions paid to a Borrower) during such period to the extent permitted herein, plus (E) Capital Expenditures made by the Parent and its Subsidiaries during such period, plus (F) all amounts paid or payable by the Parent and its Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for any period, pro forma effect will be given to: (A) the incurrence of Indebtedness by a Borrower since the first date of such period under this Agreement and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such period, (B) the incurrence, repayment or retirement of any other Indebtedness by a Borrower since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period and
(C) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by a Borrower since the first day of such period, as if such acquisition or disposition occurred at the beginning of such period. In making a computation under the foregoing clause (A) or (B), (I) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (II) if such Indebtedness bears, at the option of a Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Borrower, either the fixed or floating rate and (III) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

            "Former Chairman's Settlement" means that certain Settlement Agreement, made by Dynax in favor of Jerold Weinger dated May 17, 2004 in the original principal amount of $500,000 with an outstanding principal balance of $406,250 on the date hereof.

            "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 6.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.03 hereof, the Lender and the Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lender and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 hereof shall be calculated as if no such change in GAAP has occurred.

            "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

            "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

            "IBM" means International Business Machines Corporation.

            "IBM Equipment" means all equipment, machinery and any other goods and merchandise acquired by any Borrower from IBM on which IBM maintains a Lien from time to time pursuant to any equipment lease, marketing or service agreement or any other similar agreement between such Borrower and IBM.

            "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as indebtedness on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

            "Indemnified Matters" has the meaning specified therefor in Section 10.15.

            "Indemnitees" has the meaning specified therefor in Section 10.15.

            "Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, among the Agent and the holders of the Preferred Holders Notes, as the same may be amended, modified or supplemented from time to time.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

            "Inventory" means all goods and merchandise of the Borrowers, including, without limitation, all raw materials, work-in-process, piece goods, trim and finished goods, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable, but excluding all IBM Equipment.

            "Lease" means any lease of real property to which the Parent or any of its Subsidiaries is a party as lessor or lessee.

            "Lender" has the meaning specified therefor in the preamble hereto.

            "Liabilities" has the meaning specified therefor in Section 2.07.

            "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            "Loan" means any of the Term Loan A, the Term Loan B and the Revolving Loans.

            "Loan Account" means an account maintained hereunder by the Agent on its books of account, at the Agent's office and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

            "Loan Documents" means this Agreement, the Notes (if any), the Guaranties, the Security Agreements, the Pledge Agreements, the Environmental Indemnity Agreement, the Subordination Agreement, the Intercreditor Agreement and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or other Obligation.

            "Loan Parties" means the Parent and each of its Subsidiaries listed as a borrower on the signature pages hereto.

            "Loan Servicing Fee" has the meaning specified therefor in Section 2.06.

            "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole,
(ii) the ability of the Parent or any of its Subsidiaries to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Lender under any Loan Document, (v) the validity, perfection or priority of a Lien in favor of the Lender on any of the Collateral, or (vi) the value of any material portion of the Collateral.

            "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or its Subsidiary is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $225,000 or more (other than purchase orders in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

            "Merger" means the merger of Dynax Solutions, Inc. with and into the Parent pursuant to the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of October 12, 2004 as amended by the First Amendment dated November 4, 2004, as further amended by letter agreement of February 7, 2005, by and between the Parent and Dynax.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Mortgage" means each Mortgage, Deed of Trust or Deed to Secure Debt, in form and substance satisfactory to the Lender, made by the Parent or any of its Subsidiaries in favor of the Lender, securing the Obligations and delivered to the Lender pursuant to Section 6.01(b).

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA for which any Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

            "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

            "Net Amount of Unbilled Accounts Receivable" means the aggregate amount of Unbilled Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Unbilled Accounts Receivable.

            "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (A) the principal amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this

Agreement), (B) reasonable expenses related thereto reasonably incurred by a Borrower or such Affiliate in connection therewith, (C) transfer taxes paid or payable within 60 days by a Borrower or such Affiliate in connection therewith and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

            "Notes" means any revolving credit note and any term note issued pursuant to Section 2.03(g).

            "Notice of Borrowing" has the meaning specified therefor in Section 2.02.

            "Obligations" means (i) the obligations of the Borrowers to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of a Borrower), fees, indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of the Borrowers to perform or observe all of its obligations from time to time existing under the Loan Documents.

            "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

            "Original Borrowers" has the meaning specified therefor in the recitals hereto.

            "Original Effective Date" means the "Effective Date" under and as defined in the Original Financing Agreement.

            "Original Financing Agreement" has the meaning specified therefor in the recitals hereto.

            "Original Revolving Loan" has the meaning specified therefor in
Section 2.01(c).

            "Parent" means enherent Corp., a Delaware corporation.

            "Participant Register" has the meaning specified therefor in Section 10.07(g).

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted Acquisition" has the meaning specified therefor in
Section 6.02(e).

            "Permitted Indebtedness" means:

            (a) any Indebtedness owing to the Lender;

            (b) any other Indebtedness listed on Schedule 6.02(b), and any extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrowers than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

            (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) in accordance with the provisions of Section 6.02(g), which Indebtedness, when aggregated in the principal amount of all Indebtedness incurred under this clause (c) and clause
(d) of this definition, does not exceed $500,000 at any time outstanding;

            (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

            (e) Subordinated Indebtedness;

            (f) Guarantees of the Borrowers or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

            (g) Indebtedness of a Borrower owed to another Borrower or any Subsidiary;

            (h) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof to the extent permitted under Section 6.02(e);

            (i) Contingent Obligations of Borrower or any of its Subsidiaries;

            (j) additional unsecured Indebtedness of the Borrowers not expressly permitted by clauses (a) through (i) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (j) shall not at any time exceed $300,000; and

            (k) such other Indebtedness as the Agent may consent to in writing from time to time (in its sole and absolute discretion).

            "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; and (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof.

            "Permitted Liens" means:

            (a) Liens securing the Obligations;

            (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c);

            (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided that they are subordinate to the Lender's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (d) Liens described on Schedule 6.02(a), but not, unless permitted under item (b) of the definition of "Permitted Indebtedness", the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

            (e) (i) purchase money Liens on property or equipment acquired or held by the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) in the ordinary course of its business to secure the purchase price of such property or equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment or (ii) Liens existing on such property or equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of the Parent or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $500,000;

            (f) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

            (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by a Borrower in the normal conduct of such Person's business;

            (h) Liens in favor of IBM on the IBM Equipment;

            (i) Liens resulting from any judgment or award so long as (i) such judgment or award does not constitute an Event of Default under Section 8.01(l),
(ii) the enforcement of such judgment or award has been stayed by reason of a pending appeal or otherwise and (iii) the aggregate amount of the claims payable in accordance with such judgment or award shall not exceed $150,000; and

            (j) such other Liens as the Agent may consent to in writing from time to time (in its sole and absolute discretion).

            "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

            "Pledge Agreement" means the Pledge and Security Agreement, dated as of the date hereof, made by the Parent in favor of the Lender in respect of the outstanding Capital Stock of each Subsidiary of the Parent, substantially in the form of Exhibit B hereto.

            "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, the Reference Rate plus 5%, provided that, with respect to the Term Loan B, for any payment default relating to the Term Loan B that remains uncured, the Post-Default Rate shall mean 12%, and provided further that, until such time as such payment default relating to the Term B Loan is cured, the Post-Default Rate shall, on each six-month anniversary of such payment default, increase by 2% up to a maximum Post-Default Rate of 18%.

            "Preferred Holders Notes" means the EFG Note and the Tudor Notes.

            "Primesoft Note" means that certain promissory note by Parent in favor of Primesoft LLC dated April 1, 2004 in the original principal amount of $150,000 with an outstanding principal balance on the date hereof of $150,000.

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Rating Agencies" has the meaning specified therefor in Section
2.07.

            "Reference Bank" means JPMorgan Chase Bank, N.A., its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

            "Reference Rate" means the greater of (a) 7.75% and (b) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. With reference to clause (b) of this definition, the prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Register" has the meaning specified therefor in Section 10.07(d).

            "Registered Loan" has the meaning specified therefor in Section 10.07(d).

            "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

            "Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

            "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

            "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

            "Revolving Credit Commitment" means the commitment of the Lender to make Revolving Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $6,000,000.00, as such amount may be terminated, reduced or increased from time to time in accordance with the terms of this Agreement.

            "Revolving Loan" has the meaning specified therefor in Section 2.01(c).

            "Revolving Loan Maturity Date" means April 1, 2008 or such earlier date on which the Revolving Loans shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

            "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

            "Securitization" has the meaning specified therefor in Section 2.07.

            "Securitization Party" has the meaning specified therefor in Section 2.07.

            "Security Agreement" means any of (a) the Security Agreement by the Borrowers in favor of the Agent, as amended and restated and dated as of the date hereof, and (b) any Security Agreement made by any other Person that guarantees, pursuant to Section 6.01(b) all or part of the Obligations, in favor of the Agent, each substantially in the form of Exhibit A.

            "Seller" means any Person that sells Capital Stock or other property or assets to the Parent or a Subsidiary of the Parent in a Permitted Acquisition.

            "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "Subordinated Indebtedness" means Indebtedness of a Borrower (a) under the Dynax Seller Notes, the Primesoft Note, the Former Chairman's Settlement and the Preferred Holders Notes and (b) (i) the terms and conditions of which are satisfactory to the Agent (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) and (ii) which has been expressly subordinated in right of payment to all Indebtedness of the Borrowers under the Loan Documents (A) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Lender, or (B) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Lender.

            "Subordination Agreement" means the Subordination Agreement, dated March 24, 1999, among Mary Beth Walsh and Keith Eisenstark, Dynax and the Agent, as the same may be amended, modified or supplemented from time to time.

            "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or
(C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

            "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes a Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

            "Term Loan A" has the meaning specified therefor in Section 2.01(a).

            "Term Loan A Maturity Date" means April 1, 2006 or such earlier date on which the Term Loan A shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

            "Term Loan B" has the meaning specified therefor in Section 2.01(b).

            "Term Loan B Maturity Date" means April 1, 2010 or such earlier date on which the Term Loan B shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

            "Term Loans" means the Term Loan A and the Term Loan B.

            "Title Insurance Policy" means the mortgagee's loan policy, together with all indorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory in form and substance to the Lender, insuring the Lien created by the Mortgage in an amount and on terms satisfactory to the Lender, delivered to the Lender pursuant to Section 6.01(b).

            "Transferee" has the meaning specified therefor in Section 2.08(a).

            "Tudor Notes" means those certain subordinated secured promissory notes, each dated April 1, 2005, made by Parent (i) in favor of Tudor BVI Global Portfolio Ltd. in the original principal amount of $731,776.32, (ii) in favor of Raptor Global Portfolio Ltd., in the original principal amount of $455,953.87, and (iii) in favor of Tudor Arbitrage Partners L.P. in the original principal amount of $224,769.81.

            "Unbilled Accounts Receivable" means, on any date of determination, any and all Accounts Receivable of the Borrowers with respect to which the applicable Borrower has not, as of such date, delivered an invoice to the applicable Account Debtor evidencing such Account Debtor's obligation to pay such Account Receivable, provided that no additional goods need be provided to or further services need be performed for such Account Debtor by the Borrowers as a condition to such Account Debtor's obligation to pay such Account Receivable.

            "WARN" has the meaning specified therefor in Section 5.01(bb).

            Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

            Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

            Section 2.01 Commitments. (a) Prior to the Effective Date, the Lender made a Term Loan (as defined in the Original Financing Agreement) to the Original Borrowers under the Original Financing Agreement (the "Term Loan A"). The principal amount of the Term Loan A outstanding on the date hereof is $150,102.98. The Borrowers hereby agree that they are jointly and severally liable to repay the Term Loan A pursuant to the terms and conditions set forth in this Agreement and the other Loan Documents. Any principal amount of the Term Loan A which is repaid or prepaid by the Borrowers may not be reborrowed.

            (b) Prior to the Effective Date, the Lender made a Special Loan (as defined in the Original Financing Agreement) to the Original Borrowers under the Original Financing Agreement (the "Term Loan B"). The principal amount of the Term Loan B outstanding on the date hereof is $1,700,000. The Borrowers hereby agree that they are jointly and severally liable to repay the Term Loan B pursuant to the terms and conditions set forth in this Agreement and the other Loan Documents. Any principal amount of the Term Loan B which is repaid or prepaid by the Borrowers may not be reborrowed.

            (c) Prior to the Effective Date, the Lender made revolving loans to the Original Borrowers under the Original Financing Agreement (the "Original Revolving Loans"). The aggregate principal amount of the Original Revolving Loans outstanding on the date hereof is $2,418,507.91. The Lender agrees, on the terms and conditions hereinafter set forth, to make additional revolving loans (together with the Original Revolving Loans, the "Revolving Loans") to the Borrowers from time to time on any Business Day during the period commencing on the date hereof and ending on, but excluding, the Revolving Loan Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the amount of the Revolving Credit Commitment and (ii) the amount of the Borrowing Base then in effect. The Borrowers hereby agree that they are jointly and severally liable to repay the Revolving Loans pursuant to the terms and conditions set forth in this Agreement and the other Loan Documents. Within the limit of the amount of the Revolving Credit Commitment, the Borrowers may borrow, prepay and reborrow Revolving Loans pursuant to this Article II.

            Section 2.02 Making the Loans. The Administrative Borrower shall give the Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 11:00 a.m. (New York City time) five Business Days prior to the date of the proposed Loan. Such Notice of Borrowing shall be irrevocable and shall specify
(i) the principal amount of the proposed Loan, (ii) the use of the proceeds of such proposed Loan and (iii) the proposed borrowing date, which must be a Business Day. The Agent may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrowers to the Agent). Each Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. Each Revolving Loan shall be made in a minimum amount of $100,000 and shall be in an integral multiple of $50,000. The Agent, on behalf of the Lender, will make the proceeds of such Loan available to the Borrowers on the day of the proposed Loan by causing an amount, in immediately available funds, to be deposited in an account designated by the Administrative Borrower to the Agent at a commercial bank reasonably satisfactory to the Agent.

            Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Revolving Loan Maturity Date.

            (b) The Term Loan A shall be repayable in consecutive monthly installments, on the first day of each month, commencing on May 1, 2005, consisting of equal installments of $25,000 until the Term Loan A Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan A.

            (c) The Term Loan B shall be repayable in consecutive semi-annual installments of $212,500 commencing on October 1, 2007 with such installments increasing to $425,000 on October 1, 2009 until the Term Loan B Maturity Date, provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan B; and provided, further, that the principal amount of the Term Loan B will be reduced by $250,000 if the outstanding principal of the Term Loan B less such $250,000 reduction has been repaid in full on or before April 1, 2006; provided, further that the principal amount of the Term Loan B will be reduced by $125,000 if the outstanding principal of the Term Loan B less such $125,000 reduction has been repaid in full after April 1, 2006 but on or before April 1, 2007.

            (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (e) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (f) The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

            (g) The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to its registered assigns) in a form furnished by the Lender and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            Section 2.04 Interest.

            (a) Loans. The Term Loan A, the Term Loan B and each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to either:

                  (i) with respect to each Revolving Loan, the Reference Rate plus 3%.

                  (ii) with respect to the Term Loan A, 12.25%.

                  (iii) with respect to the Term Loan B, 3%.

            (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities or any other Obligations of the Borrowers under this Agreement, the Notes, if any, and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate. For the avoidance of doubt, the parties hereto confirm that the Obligations shall not bear interest at the Post-Default Rate until such time as the cure period, if any, with respect to such Event of Default has expired.

            (c) Interest Payment.

                  (i) Interest on each Revolving Loan shall be payable in immediately available funds monthly, in arrears, on the first day of each month of each year, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise).

                  (ii) Interest on each Term Loan shall be payable in immediately available funds monthly, in arrears, on the first day of each month of each year, commencing on the first day of the month following the month in which the Term Loans are made and at maturity (whether upon demand, by acceleration or otherwise).

                  (iii) Interest at the Post-Default Rate shall be payable on demand.

                  (iv) Each Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section
      3.01 with the amount of any interest payment due hereunder.

            (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

            Section 2.05 Reduction of Revolving Credit Commitment; Prepayment of Loans.

            (a) Reduction of Revolving Credit Commitment. The Administrative Borrower may, without premium or penalty, reduce the Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (i) the aggregate unpaid principal amount of all Revolving Loans then outstanding and (ii) the aggregate principal amount of all Revolving

Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $100,000, shall be made by providing not less than three Business Days' prior written notice to the Lender and shall be irrevocable. Once reduced the Revolving Credit Commitment may not be increased.

            (b) Optional Prepayment.

                  (i) Revolving Loans. The Borrowers may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

                  (ii) Term Loans. The Borrowers may, upon at least five (5) Business Days' prior written notice to the Agent, prepay without penalty or premium (A) the principal of the Term Loan A, in whole or in part, and
      (B) to the extent the outstanding principal balance of Term Loan A has been reduced to zero, the outstanding principal of the Term Loan B. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan A or the Term Loan B, as applicable, in the inverse order of maturity.

            (c) Mandatory Prepayment. (i) The Borrowers will immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Lender that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

                  (ii) [intentionally omitted]

                  (iii) [intentionally omitted]

                  (iv) Immediately upon any Disposition by a Borrower or any of its Subsidiaries pursuant to Section 6.02(c)(ii) (other than clause (A) of such subsection), the Borrowers shall prepay the outstanding principal of the Term Loan A and, if the Term Loan A has been paid in full, then the Term Loan B (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Cash Proceeds received by the Parent or any of its Subsidiaries or Affiliates in connection with such Disposition. Upon the loss, destruction or taking by condemnation of any Collateral, the Borrowers shall prepay the outstanding principal of the Term Loan A and, if the Term Loan A has been paid in full, then the Term Loan B (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the proceeds received by the Parent its Subsidiaries or Affiliates in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds. Any prepayment of Revolving Loans pursuant to this Section 2.05(c)(iv) shall automatically and immediately reduce the Revolving Credit Commitment permanently by an amount equal to such prepayment.

                  (v) Upon the issuance or incurrence by the Parent, any Borrower or any of its Subsidiaries of any Indebtedness (except as permitted by Section 6.02(b)), or the sale or issuance by the Parent or any of its Subsidiaries of any shares of its Capital

      Stock (except as permitted by Section 6.02(1)), the Borrowers shall prepay the outstanding amount of the Term Loan A and, if the Term Loan A has been paid in full, then the Term Loan B (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Cash Proceeds received by the Parent or any of its Subsidiaries or Affiliates in connection therewith. The provisions of this subsection (v) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions hereof. Any prepayment of Revolving Loans pursuant to this Section 2.05(c)(v) shall automatically and immediately reduce the Revolving Credit Commitment permanently by an amount equal to such prepayment.

            (d) Interest and Fees. Any prepayment made pursuant to this Section
2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of the fees due but unpaid to such date pursuant to Section 2.06.

            (e) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section
2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

            Section 2.06 Loan Servicing Fee. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Agent, for its own account, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $5,250 each month, payable monthly in advance on the Effective Date and the first day of each calendar month thereafter.

            Section 2.07 Securitization. Each Borrower hereby acknowledges that the Lender and any of its Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lender or its Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lender or its Affiliate or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). Each Borrower shall cooperate with the Lender and its Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lender in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on any Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of any Borrower under the Loan Documents or change or affect in a manner adverse to any Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lender in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lender and any of its Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lender, its Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan

Document or in any writing delivered by or on behalf of any Borrower and its Affiliates to the Lender in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by the Lender or its successors or assigns of the Loans and (ii) agreeing to reimburse the Lender and any of its Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

            Section 2.08 Taxes. (a) Any and all payments by any Loan Party hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income (however denominated or calculated) of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). Each Loan Party shall deliver to the Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

            (c) The Loan Parties hereby jointly and severally indemnify and agree to hold the Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

            (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "non-U.S. Lender") shall deliver to the Agent two properly completed and duly executed copies of any of U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or, any subsequent versions thereof or successors thereto, in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. In addition, if such Non-U.S. Lender is claiming exemption from U.S. Federal withholding tax under Section 87(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents and warrants that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 87(h)(3)(B) of the Internal Revenue
Code), of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 364(d)(4) of the Internal Revenue
Code), and such Non-U.S. Lender agrees that it shall provide the Agent, or, in the case of an assignment, the assigning Lender, with prompt written notice at any time after becoming a Lender hereunder in the event that at such time it could no longer make any of the foregoing representations and warranties). Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

            (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts does not result from a change in applicable tax law (including, without limitation, applicable judicial decisions, statutes, regulations or other administrative interpretations) occurring after the date hereof.

            (f) Any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender (or Transferee) to disclose any information such Lender (or Transferee) deems confidential and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

            (g) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder until such time as the applicable statute of limitations with respect to any such underlying obligation expires (unless prior to such time the Agent, any Lender, or Government Authority shall have notified any Loan Party of any reason such obligation shall be extended beyond its applicable statute of limitations).

                                  ARTICLE III

                         PAYMENTS AND OTHER COMPENSATION

            Section 3.01 Payments; Computations and Statements. The Borrowers will make each payment under this Agreement, the Notes, if any, and the other Loan Documents (whether of principal, interest, fees, expense reimbursements or otherwise) not later than 11:00 a.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent, on behalf of the Lender, at the Agent Account. All such payments received by the Agent after 11:00 a.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All such payments shall be made by the Borrowers without defense, set-off or counterclaim to the Agent. Each Borrower and the Lender hereby authorizes the Agent to, and the Agent may, from time to time charge the Loan Account with all Obligations and any other amount due and payable under any Loan Document to which any Borrower is a party, whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in Section 4.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Lender to the Borrowers. Each Borrower confirms that any charges which the Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion. It is expressly understood and agreed by each Borrower that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of the Loans made to the Borrowers or any fees, costs or expenses for which the Borrowers are obligated under this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by the Agent on any day, whether or not a Business Day. All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Agent of an interest rate, fees or expense reimbursement hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

            Section 4.01 Conditions Precedent to Effectiveness. The obligation of the Agent and the Lender to amend and restate the Original Financing Agreement is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

            (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 10.04.

            (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Agent pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms, both immediately before and immediately after giving effect to Loan made on the date hereof.

            (c) Legality. The making of the any Loan made on the date hereof shall not contravene any law, rule or regulation applicable to the Lender or any Borrower.

            (d) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                  (i) this Agreement, duly executed by each of the parties hereto;

                  (ii) the Subordination Agreement, duly executed by the parties thereto;

                  (iii) a Security Agreement, duly executed by each Borrower;

                  (iv) the Pledge Agreement, duly executed by the Parent together with (A) such original stock certificates or other certificated securities or instruments representing all of Capital Stock of each Subsidiary of the Parent, (B) undated stock powers executed in blank with signature guaranteed, and (C) such opinion of counsel and such approving certificate of the issuer of such Capital Stock as the Agent may reasonably request with respect to complying with any legend on any such certificate or any other matter relating to such Capital Stock;

                  (v) appropriate financing statements on Form UCC-1, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement and the Pledge Agreement;

                  (vi) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor each Borrower or any of its Subsidiaries and which are filed in the offices referred to in paragraph (viii) below, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent or that are related to Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Lender, shall not show any such Liens other than Permitted Liens;

                  (vii) a copy of the resolutions of each Borrower, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Borrower is or will be a party, and (B) the execution, delivery and performance by such Borrower of each Loan Document and the execution and delivery of the other documents to be delivered by such Borrower in connection herewith and therewith;

                  (viii) a certificate of an Authorized Officer of each Borrower, certifying the names and true signatures of the representatives of such Borrower authorized to sign each Loan Document to which such Borrower is or will be a party and the other documents to be executed and delivered by such Borrower in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                  (ix) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Borrower certifying as to the subsistence in good standing of, and the payment of taxes by, such Borrower in such states, certified as of a date not more than 5 days prior to the Effective Date by such official(s);

                  (x) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Borrower certified as of a date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Borrower;

                  (xi) a copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Borrower, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Borrower;

                  (xii) an opinion of Jackson Walker L.L.P. counsel to the Borrowers, substantially in the form of Exhibit D and as to such other matters as the Agent may reasonably request;

                  (xiii) a certificate of an Authorized Officer of each Borrower, certifying as to the matters set forth in subsection (b) of this
      Section 4.01;

                  (xiv) a copy of the Financial Statements, certified as complete and correct by an Authorized Officer of the Parent;

                  (xv) evidence of the insurance coverage required by Section 6.01(h) and the terms of the Security Agreement delivered pursuant to
      Section 4.01(d)(iii) and such other insurance coverage with respect to the business and operations of the Borrowers and their Affiliates as the Agent may reasonably request, in each case, where requested by the Agent, with such indorsements as to the named insureds or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

                  (xvi) [Intentionally Omitted]

                  (xvii) a certificate of an Authorized Officer of each Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowings and all other notices under this Agreement and the other Loan Documents;

                  (xviii) a landlord waiver, in form and substance satisfactory to the Agent and which may be included as a provision contained in the relevant Lease, executed by the landlord with respect to the Leases set forth on Schedule 5.01(p);

                  (xix) copies of the agreements, instruments and other documents executed and delivered by any Borrower in connection with any Material Contract as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of each Borrower, together with a certificate of an Authorized Officer of such Borrower stating that such agreements remain in full force and effect and that such Borrower has not breached or defaulted in any of its obligations under such agreements;

                  (xx) a stamped, recorded copy of the Certificate of Merger evidencing the merger of Dynax with and into the Parent as filed with the Secretary of State of the State of Delaware, together with an executed copy of the Merger Agreement certified as a true and correct copy thereof by an Authorized Officer of the Parent; and

                  (xxi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Lender in form and substance, as the Lender may reasonably request.

            (e) Material Adverse Change. The Lender shall have determined, in its sole judgment, that no material adverse change shall have occurred in the business, operations, condition (financial or otherwise), properties or prospects of the Parent or any Subsidiary of the Parent since December 31, 2004.

            (f) Merger. Prior to or concurrently with the execution hereof, the Merger shall have become effective in accordance with the Certificate of Merger dated April 1, 2005 between the Parent and Dynax Solutions, Inc. and the General Corporation Law of the State of Delaware.

            (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the Loans and the other transactions contemplated by this Agreement and the other

Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

            (h) Management Reference Checks. The Agent shall have received satisfactory reference checks for key management of each Borrower.

            (i) Due Diligence. The Agent shall have completed its business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agent, in its sole and absolute discretion. Without limiting the foregoing, such due diligence shall include the following:

                  (i) The Agent's satisfaction with the financial condition of the Borrowers including a satisfactory review of the 2003 Fiscal Year financial statements, and an initial examination of the books and records of the Borrowers;

                  (ii) Agent shall be satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by the Borrowers, or requested by Agent, that Borrowers after incurring the indebtedness contemplated by this Agreement, will be Solvent;

                  (iii) The ownership, capital, corporate, tax, organizational and legal structure of Borrowers shall be acceptable to Agent; and

                  (iv) A satisfactory review of the Borrowers' material customer contracts, if any exist.

            (j) Excess Availability. On the Effective Date, Excess Availability shall be equal to or greater than $2,000,000, after giving effect to (i) the Loans to be made on the Effective Date and (ii) the payment of all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 10.04. The Administrative Borrower shall deliver to the Agent a certificate of the chief operating officer, chief financial officer or treasurer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

            (k) Accounts Payable. The Agent shall have approved the aggregate amount and condition of the accounts payable of the Borrowers.

            Section 4.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make any Loan subsequent to the Effective Date is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

            (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections
2.06 and 10.04 hereof.

            (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to such Loan, and the Borrowers' acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by the Borrowers on the date of such Loan that: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Agent and/or the Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request.

            (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Agent, the Lender or any Borrower.

            (d) Borrowing Notice. The Agent shall have received a Notice of Borrowing pursuant to Section 2.02.

            (e) Delivery of Documents. The Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

            (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agent, as the Agent or such counsel may reasonably request.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Section 5.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lender as follows:

            (a) Organization, Good Standing, Etc. Each of the Loan Parties (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite entity power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where such failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

            (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been or, with respect to domestic Subsidiaries of any Loan Party formed or acquired hereafter, will be duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

            (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except in connection with the perfection of the Agent's security interest in the Collateral, the filing of the UCC-1 financing statements required by the Security Agreement and any Mortgages.

            (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

            (e) [Intentionally Omitted]

            (f) Subsidiaries. As of the Effective Date, Schedule 5.01(f) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each direct and indirect Subsidiary of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens, other than Liens in favor of the Agent. Except as set forth on Schedule 5.01(f), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

            (g) Litigation. Except as set forth in Schedule 5.01(g), (i) there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(B) relates to this Agreement, the Notes, if any, or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, no Loan Party holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

            (h) Financial Condition.

                  (i) The Financial Statements, copies of which have been delivered to the Agent, fairly present the consolidated financial condition of each of (A) enherent and its Subsidiaries and (B) Dynax and its Subsidiaries, each at December 31, 2004 and the consolidated results of operations of each of (Y) enherent and its Subsidiaries and (Z) Dynax and its Subsidiaries for the fiscal period ended on December 31, 2004, all in accordance with GAAP, and since December 31, 2004 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                  (ii) The Parent has heretofore furnished to the Agent (i) pro forma balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2004 and the months of January and February 2005, and (ii) projected annual operating budget of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2005 after giving effect to the Merger as updated from time to time pursuant to Section 6.01(a)(vii). Such projections, as so updated, are believed by the Parent at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Parent, and have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and Parent is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

            (i) Compliance with Law, Etc. No Loan Party is in violation of (i) its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, except in each case where such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

            (j) ERISA. Except as set forth on Schedule 5.01(j), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agent, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 5.01(j), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has
(i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

            (k) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

            (l) Regulations T, U, and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (m) Nature of Business. No Loan Party is engaged in any business other than those activities in which it is engaged in on the Effective Date, which consists of information technology consulting services, technical staff augmentation and custom software development services, systems integration and implementation, systems engineering and management, software training, and software, equipment and administrative staffing in connection with the foregoing.

            (n) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

            (o) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, expect where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

            (p) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in or valid licenses to use, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear and damage due to casualty (to the extent such damage due to casualty is fully covered by insurance) excepted.

                  (ii) Schedule 5.01(p) sets forth a complete and accurate list as of the Effective Date of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 5.01(p) to which it is a party. Schedule 5.01(p) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for the Parent or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on
      Schedule 5.01(p). To the knowledge of each Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has not at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

            (q) Full Disclosure. Each Loan Party has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Loan Parties to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

            (r) [Intentionally Omitted.]

            (s) Operating Lease Obligations. On the Effective Date, no Loan Party has any obligations as lessee for the payment of rent for any personal property other than the Operating Lease Obligations set forth on Schedule 5.01(s).

            (t) Environmental Matters. Except as set forth on Schedule 5.01(t),
(i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect.

            (u) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance or similar arrangements required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation).
Schedule 5.01(u) sets forth a list of all insurance maintained by the Loan Parties on the Effective Date.

            (v) Use of Proceeds. The proceeds of the Loans shall be used to (i) pay the costs and expenses relating to the transactions contemplated hereby; and
(ii) fund the Borrowers ongoing working capital requirements.

            (w) Solvency. After giving effect to the transactions contemplated by this Agreement and the Merger and before and after giving effect to each Loan, each of the Loan Parties is, and the Loan Parties on a consolidated basis are, Solvent.

            (x) Location of Bank Accounts. Schedule 5.01(x) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

            (y) Intellectual Property. Except as set forth on Schedule 5.01(y), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.01(y) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (z) Material Contracts. Set forth on Schedule 5.01(z) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each of each such Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto.

            (aa) Holding Company and Investment Company Acts. No Loan Party is
(i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or

"principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            (bb) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened against the Loan Party and (C) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of the Parent or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (cc) Customers and Suppliers. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Parent or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with the Parent or any such Subsidiary are individually or in the aggregate material to the business or operations of the Parent or any of its Subsidiaries, or (B) the Parent or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change that could reasonably be expected to have a Material Adverse Effect.

            (dd) No Bankruptcy Filing. No Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Loan Party has any knowledge of any Person contemplating the filing of any such petition against it.

            (ee) Consummation of Merger. The Parent has delivered to the Agent a complete and correct copy of (i) the Certificate of Merger dated April 1, 2005 between the Parent and Dynax, which has been duly filed with the office of the Secretary of State of the State of Delaware, and (ii) the Merger Agreement, including all schedules and exhibits thereto. The Merger Agreement sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the maters covered thereby. The execution, delivery and performance of the Merger Agreement has been duly authorized by all necessary action

(including, without limitation, the obtaining of any consent of stockholders or other holders of Capital Stock required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice of filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Effective Date. The Merger Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

            (ff) Location of Inventory; Place of Business; Chief Executive Office. As of the Effective Date, there is no location that any Loan Party has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 5.01(ff). Schedule 5.01(ff) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of each Loan Parties is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 5.01(ff) sets forth a complete and accurate list as of the Effective Date of (A) each place of business of the Loan Parties and (B) the chief executive office of the Loan Parties.

            (gg) Dissolution of Subsidiaries. Prior to the Effective Date, the Parent and Dynax, as applicable, have initiated the required legal procedures in the jurisdiction of organization of each of the Subsidiaries set forth on
Schedule 5.01(f) (except for enherent (Barbados) Ltd.) to terminate, dissolve and wind down such Subsidiaries. As of the Effective Date, none of the Subsidiaries set forth on Schedule 5.01(f) conducts any business or operations or owns any assets. Prior to the effective dissolution of any Subsidiary set forth on Schedule 5.01(f), the Parent has not, and will not, (i) pledge the Capital Stock of such Subsidiary to any Person (other than the Agent), nor (ii) deliver the stock certificate for such Subsidiary to any Person (other than the Agent or a Governmental Authority as may be required pursuant to the dissolution proceedings for such Subsidiary).

            (hh) Dissolution of enherent (Barbados) Ltd. Upon the resolution of the litigation in the matter of Sonia Watson set forth on Schedule 5.01(g), the Parent shall promptly terminate, dissolve and wind down enherent (Barbados) Ltd. and provide the Agent with evidence thereof.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

            Section 6.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, each Loan Party or, if otherwise specified below, the Parent will, unless the Agent shall otherwise consent in writing:

            (a) Reporting Requirements. Furnish to the Agent:

                  (i) as soon as available, and in any event within 35 days of the end of each fiscal month, (A) internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal year-end adjustments, and (B) a statement indicating Consolidated EBITDA (together with the calculations thereof) for the twelve month period preceding such fiscal month (except that for the period from the Effective Date through the first anniversary of the Effective Date such statement of Consolidated EBITDA shall only be required to be delivered for any month ending on a fiscal quarter and shall consist of the Consolidated EBITDA for the four fiscal quarters preceding such month);

                  (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2005) consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Lender (which opinion shall be without (A) a "going concern" or like modification or exception, (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
      Section 6.03, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their opinion on such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default (other than any Default or Event of Default which has been waived by the Lender in writing), describing the nature thereof;

                  (iii) simultaneously with the delivery of the financial statements of the Parent and its subsidiaries required by clauses (i) and
      (ii) of this Section 6.01(a), a certificate of an Authorized Officer (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 6.03;

                  (iv) on Friday of each week (or if such day is not a Business Day, on the next succeeding Business Day), commencing on the first Friday following the Effective Date, a certificate of an Authorized Officer of the Parent setting forth the aggregate amount of collections relating to the Loan Parties' Accounts Receivable paid during the preceding 90 calendar days ending on the close of business on Friday of the prior week;

                  (v) as soon as available and in any event within 30 days of the end of each fiscal month of the Loan Parties, reports in detail satisfactory to the Lender and certified by an Authorized Officer as being accurate and complete (A) listing all Accounts Receivable of the Parent and its Subsidiaries as of the last Business Day of such month, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Lender pursuant to this clause (v)(A) for the immediately preceding month and the name of each Account Debtor with respect to each such Account Receivable and such other information as the Lender request, and (B) listing all accounts payable of the Parent and its Subsidiaries as of the last Business Day of such month which shall indicate the invoice date of each account payable and the name of each account creditor and such other information as the Lender may request;

                  (vi) by Friday of each week (or if such day is not a Business Day, on the next succeeding Business Day) a Borrowing Base Certificate as of the close of business on the Wednesday of such week, supported by schedules showing the derivation thereof and containing such detail and other information as the Lender may request from time to time (including, without limitation, a schedule listing Unbilled Accounts Receivable to the extent such Unbilled Accounts Receivable constitute a portion of the Borrowing Base), provided, that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Lender but not including the date on which a subsequent Borrowing Base Certificate is received by the Lender, unless the Lender disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower and (B) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Lender's good faith judgment shall control;

                  (vii) on or before December 1 of each year, financial projections supplementing and superseding the financial projections for such period referred to in

      Section 5.01(h)(ii), prepared on a monthly basis and otherwise in form and substance satisfactory to the Lender, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                  (viii) promptly after submission to any Government Authority, all documents and information furnished to such Government Authority in connection with any investigation of the Parent or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

                  (ix) as soon as possible, and in any event within three Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, other event or Material Adverse Effect and the action which the Loan Parties propose to take with respect thereto;

                  (x) (A) as soon as possible and in any event (1) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which such Borrower or such ERISA Affiliate propose to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of

      ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by any Loan Party or any ERISA Affiliate thereof;

                  (xi) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                  (xii) as soon as possible and in any event within 10 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives from or sends to any other party to a Material Contract in connection with such Material Contract;

                  (xiii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                  (xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Parent or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof;

                  (xv) simultaneously with the delivery of the financial statements required by clause (i) of this Section 6.01(a), a certificate of an Authorized Officer describing the status of dissolution or termination of each Excluded Subsidiary and providing evidence of each such dissolution or termination; and

                  (xvi) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or any of its Affiliates as the Agent may from time to time may reasonably request.

            (b) Additional Guaranties and Collateral Security. Cause:

                  (i) each domestic Subsidiary of a Borrower not in existence on the Effective Date to execute and deliver to the Agent promptly and in any event within three Business Days after the formation or acquisition thereof (A) joinder agreement, in form and substance satisfactory to the Agent, pursuant to which such Person becomes a Borrower hereunder and jointly and severally liable for the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement, together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may require whether comparable to the documents required under Section 6.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                  (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested reasonably by the Agent;

            (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental
Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and
(ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except in either case to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

            (d) Preservation of Existence, Etc. Except for such Subsidiaries set forth on Schedule 5.01(f) with a status of "dissolution pending", maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where such failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

            (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

            (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the Agent or any agents or representatives thereof at any time and from time to time during normal business hours upon reasonable (but no less than five
(5) days) prior notice to the Administrative Borrower unless an Event of Default has occurred and is continuing (in which case no prior notice is required), to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Parent and its Subsidiaries, to conduct audits, physical counts, valuations, appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. Each Loan Party agrees to pay the reasonable cost of any such audit, appraisal, assessment or examination, provided that, unless an Event of Default has occurred and is continuing, the Loan Parties shall only be required to pay such costs related to no more than two (2) audits, appraisals, assessments or examinations conducted in any calendar year.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear and damage due to casualty (to the extent such damage due to casualty is fully covered by insurance) excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

            (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Agent and such other Persons as the Agent may designate for time to time, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation. If the Parent or any of its Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Loan Parties' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Parent and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where such failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause it Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent documentation of such compliance which the Agent reasonably requests; (iii) immediately notify the Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Parent or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Parent or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Parent or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Lender and its transferees, and their respective employees, Lenders, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Parent or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (D) any violation of any Environmental Law.

            (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent and the Lender the rights now or hereafter intended to be granted to the Agent and the Lender under this Agreement or any other Loan Document.

            (l) Change in Collateral; Collateral Records. (i) Give the Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(l) and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Lender from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral.

            (m) Landlord Waivers. At the reasonable request of the Agent, obtain at the time any Loan Party enters into a lease for real property not occupied on the Effective Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease), in form and substance reasonably satisfactory to the Agent.

            (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by the Parent or any Subsidiary to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Lender in accordance with a subordination agreement in form and substance satisfactory to the Lender.

            (o) After Acquired Real Property. Upon the acquisition by the Parent or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $100,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $20,000 in the case of leasehold interest, immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Borrower's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Agent shall notify the Administrative Borrower whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 6.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Agent the following, each in form and substance satisfactory to the Agent: (i) a Mortgage and an Environmental Indemnity Agreement with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional survey or reasonably satisfactory to the Agent, (v) phase I environmental assessment reports with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the

Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require. Each Loan Party shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with their obligations under this Section 6.01(o).

            (p) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Lender consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

            Section 6.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Agent shall otherwise consent in writing:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Parent or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to the Parent or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

            (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

            (c) Fundamental Changes. Wind-up, liquidate or dissolve itself, or permit or suffer any thereof, (excepting in all cases Excluded Subsidiaries) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                  (i) any wholly-owned Subsidiary of a Borrower may be merged into such Borrower or another such wholly-owned Subsidiary of a Borrower, or may consolidate with another such wholly-owned Subsidiary of a Borrower, so long as (A) no other provision of this Agreement would be violated thereby, (B) the Administrative Borrower gives the Agent at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Agent's rights in any

      Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving domestic Subsidiary, if any, is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                  (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, provided that the Net Cash Proceeds of all such Dispositions since the Effective Date do not exceed $250,000 in the aggregate and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions do not exceed $100,000 in the aggregate in any twelve-month period and are paid to the Agent pursuant to the terms of
      Section 2.05(c)(iv); and

                  (iii) the parties to the Merger Agreement may consummate the Merger contemplated thereby.

            (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof or any business reasonably related or ancillary thereto.

            (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) Permitted Investments, (iii) loans and advances in an amount not to exceed $100,000 in the aggregate at any one time to (x) officers, directors and employees of Borrower and its Subsidiaries (other than Excluded Subsidiaries) not to exceed at any one time $100,000 in the aggregate for travel, entertainment, relocation and analogous ordinary business purposes, (y) independent sales Persons not to exceed at any one time $100,000 in the aggregate against commissions and (z) the officers, directors and employees itemized on Schedule 6.02(e) not to exceed at any one time $100,000 in the aggregate, (iv) investments by a Borrower in any other Borrower, (v) investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, (vi) Contingent Obligations permitted by Section 6.02(b), (vii) other investments (excluding investments in Excluded Subsidiaries) not exceeding $100,000 in the aggregate in any Fiscal Year, and (viii) any Acquisition by a Borrower or any wholly owned Subsidiary of the Borrower to the extent that each of the following conditions shall have been satisfied (each, a "Permitted
Acquisition:

                  (A) the Borrower shall have furnished to the Agent at least 10
            Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (3) a certificate of the chief financial officer of the Administrative Borrower, demonstrating on a pro forma basis compliance with all covenants set forth in Section 6.03 after the consummation of such Acquisition, and (4) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 6.01(b)) as the Agent shall reasonably request;

                  (B) the agreements, instruments and other documents referred to in paragraph (B) above shall provide that (1) neither the Parent nor any of its Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Agent otherwise expressly consents to in writing after its review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (2) then concurrently with such Acquisition such Lien shall be released);

                  (C) the Subsidiary to be acquired or formed as a result of such Acquisition shall be engaged in a similar business as the Borrowers and such Subsidiary will be a direct wholly-owned Subsidiary of a Borrower;

                  (D) such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by a Borrower or a wholly owned Subsidiary of the Borrower and, if effected by merger or consolidation involving a Borrower, such Borrower shall be the continuing or surviving Person;

                  (E) any such domestic Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 6.01(b); and

                  (F) the Agent shall otherwise have consented to the
            Acquisition.

            (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Parent and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Parent and its Subsidiaries Parties in any Fiscal Year to exceed $500,000.

            (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Parent and its Subsidiaries to exceed $500,000 in any Fiscal Year.

            (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Parent or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Borrower, now or hereafter outstanding, (iv) except for the transaction contemplated by the Merger Agreement, return any of capital to any shareholders or other equity holders of the Parent or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by the Parent or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Parent or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Borrower; provided, however, that so long as no Event of Default shall have occurred and be continuing or would result therefrom:

                  (A) The direct and indirect Subsidiaries of the Parent may declare and pay cash and stock dividends, return capital and make distributions of assets to their respective parent;

                  (B) the Parent may declare and pay dividends and distributions payable solely in shares of its common stock;

                  (C) the Loan Parties may pay management fees, consulting fees or any other similar fees or expenses (1) to the Persons listed on
            Schedule 6.02(h)(C) hereto and (2) to any other Person not listed on such Schedule, provided that such fees and expenses are paid for fair consideration and on terms no less favorable to any Loan Party than would be obtainable in a comparable arm's length transaction with such Person that is not a shareholder, equityholder or Affiliate of a Borrower;

                  (D) each Borrower may make Restricted Payments to any other
            Borrower; and

                  (E) the Borrower and each Subsidiary may repurchase, redeem or otherwise acquire or retire for value any equity interests of Borrower or any Subsidiary held by any current or former employee of Borrower or any Subsidiary pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business provided that (i) the amount of such repurchases, redemptions, acquisitions or retirements for value shall not exceed $100,000 in the aggregate during the term of this Agreement and (ii) immediately preceding any such repurchase, redemption, acquisition or retirement for value and immediately after giving effect thereto, Excess Availability shall be equal to or greater than $2,500,000.

            (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X.

            (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, other than (A) each of the transactions listed on Schedule 6.02(j) hereto, (B) loans or advances from a Borrower to any other Borrower to the extent permitted under Section 6.02(k), and (C) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the applicable Borrower than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

            (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Parent or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to the Parent or any of its Subsidiaries,
(iii) to make loans or advances to the Parent or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Parent or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this
Section 6.02(k) shall prohibit or restrict:

                  (A) this Agreement and the other Loan Documents;

                  (B) any agreements in effect on the date of this Agreement and described on Schedule 6.02(k)(B);

                  (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                  (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                  (E) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto; or

                  (F) in the case of clause (i), as permitted by Section 6.02(h)(B).

            (l) Limitation on Issuance of Capital Stock.

                  (i) The Parent shall not issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, except for the issuance of shares of its Capital Stock pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement with any director, officer or employee of the Parent, provided that the foregoing limitation shall not apply if, but only if, the Agent shall receive at least 20 days prior to such issuance or sale or entry of any such agreement or arrangement a certificate from an Authorized Officer of the Parent, certifying to the Agent that the proceeds received by the Parent in connection with such issuance and sale of its Capital Stock will be used to pay in full the principal of, and interest on, the Loans and all other Obligations under this Agreement and the other Loan Documents and to terminate the Revolving Credit Commitment, and such proceeds are in fact used in accordance with such certificate.

                  (ii) The Parent shall not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

            (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of the Parent or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Parent or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (iii) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, could have a Material Adverse Effect.

            (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

            (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so, other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of business of the Parent or its Subsidiaries, as the case may be in a manner and to an extent consistent with past practice; provided, however, (i) in no event shall the aggregate amount of any such discounts, allowances or credits exceed three percent (3%) of year to date sales calculated as of the date of such discount, allowance or credit, and
(ii) the applicable Borrower shall have provided written notice to the Agent before granting any compromise, discount, allowance or credit of more than $100,000.

            (p) Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Parent or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

            (q) Certain Agreements.

                  (i) Agree to amend or otherwise modify its certificate of incorporation or by-laws, or any agreement, instrument or other document evidencing or otherwise governing any Subordinated Indebtedness or preferred stock issued by such Person.

                  (ii) Agree to any material amendment or other material change to or material waiver of any other document, instrument or agreement relating to any Permitted Acquisition, without the prior written consent of the Agent.

            (r) Retirement of Subordinated Indebtedness. Enter into or permit any amendment or other modification of any provision relating to the payment of any Subordinated Indebtedness or any provision purporting to subordinate such Subordinated Indebtedness to the Obligations, or pay, purchase, prepay, redeem or otherwise retire any Subordinated Indebtedness otherwise than by the conversion of such Subordinated Indebtedness into shares of the common stock of the Parent; provided, however, that so long as no Event of Default has occurred and is continuing, the Parent may make scheduled payments of principal of and interest on the Indebtedness evidenced by the Preferred Holders Notes, the Former Chairman's Settlement and the Primesoft Note.

            Section 6.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrowers shall not, unless the Agent shall otherwise consent in writing:

            (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of the fiscal quarter of the Parent and its Subsidiaries ending June 30, 2005 to be less than 0.6 to 1.0 and at the end of any fiscal quarter of the Parent and its Subsidiaries thereafter, to be less than 1.0 to 1.0.

            (b) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries, at the end of the fiscal quarter of the Parent and its Subsidiaries ending June 30, 2005 to be less than $210,000 and at the end of any fiscal quarter of the Parent and its Subsidiaries thereafter, to be less than $300,000.

                                  ARTICLE VII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

            Section 7.01 Collection of Accounts Receivable; Management of Collateral. (a) With respect to the Account Receivables, the Parent shall and shall cause its Subsidiaries to, irrevocably instruct the Account Debtors to remit to the Agent Account all payments to be made by check or other draft and all payments to be made by wire transfer. Until the Agent has advised the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Account Receivables for the Agent's benefit and on the Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of the Agent, upon the occurrence and during the continuance of any Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party from any Account Debtor, as proceeds from Accounts Receivable, or as proceeds of any other Collateral, shall be received and held by such Person in trust for the Agent and deposited by such Person in original form and no later than the next Business Day after receipt thereof into the Agent Account. No Loan Party shall commingle such collections with any such Loan Party's own funds or the funds of any Subsidiary or Affiliate of such Loan Party or with the proceeds of any assets not included in the Collateral. The Agent shall charge the Loan Account on the last day of each month with three (3) collection days for all such collections, except wire transfers or other transfers of good funds. All funds received in the Agent Account pursuant to this Section 7.01(a) shall be credited to the Loan Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Agent. No checks, drafts or other instruments received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

            (b) After the occurrence and during the continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Parent shall not, and shall not permit its Subsidiaries to, without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 6.02(o).

            (c) Each Loan Party hereby appoints the Agent or its designee on behalf of the Agent as each such Loan Party's attorney-in-fact with power exercisable during the continuance of any Default or Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign such Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Parent or any of its Subsidiaries to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

            (d) Nothing herein contained shall be construed to constitute the Agent as agent of the Parent or any Subsidiary for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agent constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by the Parent or any Subsidiary of any of the terms and conditions thereof.

            (e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the applicable Loan Party's account and to charge the Loan Parties therefor. Each Loan Party shall notify the Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

            Section 7.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Agent may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 7.03. The items to be provided under this
Section 7.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience. A Loan Party's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry and in the ordinary course of such Loan Party's business. In addition, the Loan Party shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with copy of such re-billing, identifying the same as such; provided, however, if the original invoice amount of any Account Receivable proposed to be re-billed equals or exceeds $50,000, the Loan Party shall give the Agent prior written notice thereof together with a copy of the proposed re-billing; provided, further, the Loan Party shall not be required to notify the Agent of any Accounts Receivable which are re-billed in order to correct invoice errors or which are re-billed in the ordinary course of business and in a manner and an amount consistent with past business practice to the extent the aggregate amount of such re-billed Accounts Receivable do not exceed $50,000 during any month. If any Loan Party becomes aware of anything materially detrimental to any of the Loan Party's customers' credit, such Loan Party will promptly advise the Agent thereof.

            Section 7.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Agent's Lien, each Loan Party covenants, represents and warrants:
(a) the Loan Party shall be the sole owner, free and clear of all Liens except in the favor of the Agent or otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the

Loan Party; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in the Loan Party's business and as otherwise disclosed to the Agent; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Loan Party at or before the time such Accounts Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct in all material respects and what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (i) the Borrower shall immediately notify the Agent if any accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Loan Party will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (l) the Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; and (m) the Loan Party is not and shall not be entitled to pledge the Agent or the Lender's credit on any purchases or for any purpose whatsoever.

            Section 7.04 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be the responsibility of the Loan Party and charged to the Loan Account.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            Section 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

            (a) any Borrower fails to pay any principal of any Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any Borrower fails to pay any interest on any Loan, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document within two (2) Business Days of the date when due;

            (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Agent or the Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

            (c) [Intentionally Omitted.]

            (d) any Loan Party fails to perform or comply with any covenant or agreement contained in paragraphs (b), (c), (d), (f), (h), (j), (k), (l), (m),
(n), (o) and (p) of Section 6.01, Section 6.02 or Section 6.03 (other than paragraph (b) of Section 6.03);

            (e) any Loan Party fails to perform or comply (i) with any covenant or agreement contained in Section 6.01(a) and such failure shall continue unremedied for a period of three (3) days, provided that no such cure period shall apply if (A) a default under Section 6.01(a) shall occur twice during any two consecutive week period and (B) the Loan Parties have defaulted under
Section 6.01(a) on more than ten separate occasions in any calendar year, (ii) with any covenant or agreement contained in paragraphs (e), (g) and (i) of
Section 6.01, Section 5 of the Security Agreement or Section 6 of the Pledge Agreement and such default shall continue unremedied for a period of three (3) Business Days, and (iii) with any covenant or agreement contained in Section 6.03(b) and such failure shall continue unremedied for a period of ten (10) Business Days;

            (f) any Loan Party fails to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c), (d) and (e) of this
Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower.

            (g) any Loan Party fails to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Seller Notes, if any,) in excess of $100,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

            (h) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (h);

            (i) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

            (j) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

            (k) any Security Agreement, any Pledge Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Lender on any Collateral purported to be covered thereby;

            (l) one or more judgments or orders for the payment of money exceeding $150,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

            (m) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, any Loan Party's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000;

            (n) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Lender, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount);

            (o) a Change of Control shall have occurred; or

            (p) an event or development occurs which has a Material Adverse Effect;

then, and in any such event, the Agent may, by notice to the Administrative Borrower, (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare all Loans then outstanding to be due and payable, whereupon the aggregate principal of such Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default with respect to any Borrower described in subsection (h) or (i) of this Section 8.01, without any notice to the Borrowers or any other Person or any act by the Agent, the Commitments shall automatically terminate and the Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Borrower.

                                   ARTICLE IX

                                   [RESERVED]

                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to a Borrower, at the following address:

      enherent Corp.
      192 Lexington Avenue
      New York, New York 10016
      Attention: Lori Stanley, Esq.
      Telephone: (212) 889-7722
      Telecopier: (212) 889-8636

with a copy to:

      Jackson Walker L.L.P.
      2435 N. Central Expressway
      Suite 600
      Richardson, Texas 75080
      Attention: David Rex, Esq.
      Telephone: (972) 744-2900
      Telecopier: (972) 744-2909

      if to the Agent or the Lender, to it at the following address:

      Ableco Finance LLC
      299 Park Avenue
      23rd Floor
      New York, New York  10171
      Attention: Daniel E. Wolf

      Telephone: (212) 891-2121
      Telecopier: (212) 891-1541

with a copy to:

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York  10022
      Attention:  Eliot L. Relles, Esq.

      Telephone:  (212) 756-2000
      Telecopier:  (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.01. All such notices and other communications shall be effective, (i) if mailed, when received or five days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, (iii) if sent by express courier guaranteeing next day delivery, on the day after delivery to such express courier, or (iv) if delivered, upon delivery, except that notices to the Agent and/or Lender pursuant to Article II shall not be effective until received by the Agent and/or Lender.

            Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 10.03 No Waiver; Remedies, Etc. No failure on the part of the Agent and/or Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and/or the Lender to exercise any of their rights under any other Loan Document against such party or against any other Person.

            Section 10.04 Expenses; Taxes; Attorneys' Fees. Each Borrower will pay on demand all reasonable costs and expenses incurred by or on behalf of the Agent and the Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent (including the Agent's in-house counsel), accounting, due diligence, periodic field audits, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans, investigations, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.02(e)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and Lender's rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent and/or Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's and Lender's claims against the Borrowers, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document,
(f) the filing of any petition, complaint, answer, motion or other pleading by the Agent and/or Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrowers, (j) the receipt by the Agent and/or Lender of any advice from its professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) each Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and each Borrower agrees to save the Agent and the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) each Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, and (z) if any Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document within the time period specified in the applicable provision, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

            Section 10.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrowers against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees to notify the Borrowers promptly after any such set-off and application made by the Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

            Section 10.06 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 10.07 Assignments and Participations.

            (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that no Loan Party may assign or transfer any of its rights hereunder without the prior written consent of the Agent and any such assignment without the Agent's prior written consent shall be null and void.

            (b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, however, that (i) such assignment is in an amount which is at least $1,000,000 or a multiple of $100,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $100,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund of such Lender) and (iii) any such assignment shall be made with the written consent of the Agent. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

            (d) The Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

            (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

            (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

            (h) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).

            (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan

Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and
(iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party. The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

            Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            Section 10.09 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

            Section 10.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPT IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 10.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS LENDER FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW,

ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            Section 10.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, THE AGENT AND THE LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, LENDER OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

            Section 10.12 Consent by the Lender. Except as otherwise expressly set forth herein, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent and/or the Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Borrower is a party and to which the Agent or the Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or Lender with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

            Section 10.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

            Section 10.14 Reinstatement; Certain Payments. If any claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations, the Lender shall give prompt notice of such claim to the Administrative Borrower, and if the Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event each Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

            Section 10.15 Indemnification. In addition to each Borrower's other Obligations under this Agreement, each Borrower agrees, jointly and severally, to defend, protect, indemnify and hold harmless the Agent, the Lender, any Securitization Party and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrowers under this Agreement, including, without limitation, the management of any such Loans,
(iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall not have any obligation to any Indemnitee under this Section 10.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.15 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents until such time as the applicable statute of limitations with respect to any such underlying obligation expires (unless prior to such time the Agent, any Lender, or Government Authority shall have notified any Loan Party of any reason such obligation shall be extended beyond its applicable statute of limitations).

            Section 10.16 Records. The unpaid principal of and interest on the Notes, if any, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitment, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Loan Servicing Fee, shall at all times be ascertained from the records of the Lender, which shall be conclusive and binding absent manifest error.

            Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers, the Agent and the Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Agent, and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent, and any assignment by the Agent shall be governed by Section 10.07 hereof.

            Section 10.18 Confidentiality. Each of the Agent and the Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by any Borrower pursuant to this Agreement or the other Loan Documents which is identified by any Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Agent and/or Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 10.18. Each of the Agent and the Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Borrowers informed of such request or identification; provided that each Borrower acknowledges that the Agent and the Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

            Section 10.19 Joint and Several. The obligations of the Borrowers hereunder are joint and several. Each of the Agent and the Lender may, in its sole and absolute discretion, enforce the provisions hereof against any of the Borrowers and shall not be required to proceed against all Borrowers jointly or seek payment from the Borrowers ratably. In addition, the Agent may, in its sole and absolute discretion, select the Collateral of any Borrower for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by each of the Borrowers. The release or discharge of any Borrower by the Agent shall not release or discharge the other Loan Party from the obligations of such Person hereunder.

            Section 10.20 The Administrative Borrower as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Parent as the administrative borrower, agent and attorney-in-fact for the Borrowers (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent with all notices with respect to all Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain all Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to provide the Agent with all notices. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that the Agent shall not incur liability to any of the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnified Parties and hold the Indemnities harmless against any and all liability, expense, loss or claim of damage or injury, made against the Indemnities by the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agent relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent hereunder or under the other Loan Documents.

            Section 10.21 No Novation. Notwithstanding anything to the contrary contained herein, this Agreement is not intended to and does not serve to effect a novation of the Obligations. Instead it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Financing Agreement which may be evidenced by the notes provided for therein and secured by the Collateral. Each Borrower acknowledges and confirms that the Liens granted pursuant to the Loan Documents secured the indebtedness, liabilities and obligations of Borrowers to Agent and the Lender under the Original Financing Agreement, as amended and restated hereby, and that the term "Obligations" as used in the Loan Documents (or any other terms used therein to describe to refer to the indebtedness, liabilities and obligations of Borrowers to Agent and Lenders) includes, without limitation, the indebtedness, liabilities and obligations of each Borrower under the Notes, if any, to be delivered hereunder, and under the Original Financing Agreement, all as amended and restated hereby, as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended in the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section numbers in the Original Loan Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, to this Agreement. This Agreement and the other Loan Documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous term sheets or commitment letters between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWERS:

                                       ENHERENT CORP.

                                       By: /s/ Pamela Fredette
                                           ---------------------------------
                                            Name: Pamela Fredette
                                            Title: President and CEO

                                       LENDER:

                                       ABLECO FINANCE LLC, as lender and agent,
                                        on behalf of itself and its affiliate
                                        assigns

                                       By: /s/ Dan Wolf
                                           ---------------------------------
                                            Name: Dan Wolf
                                            Title: Senior Vice President